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                                    GUARANTEE

        Guarantee dated as of February 15, 1999, made by AT&T Capital Corporation (together with its successors and assigns, the "Guarantor", a Delaware corporation, to and in favor of The Chase Manhattan Bank, as Trustee (together with its successors and assigns, the "Trustee"), under the Indenture (as defined herein), for the benefit of the registered holders of the Securities (as defined herein) (collectively, the "Holders").

        WHEREAS the Guarantor is an indirect wholly-owned subsidiary of Newcourt Credit Group Inc., a corporation incorporated under the laws of the Province of Ontario (the "Company");

        WHEREAS the Company will issue its 6.875% Notes, Series B due February 16, 2005 (together with any notes issued in replacement thereof in accordance with the Registration Rights Agreement referred to below, the "Securities"), pursuant to the Indenture dated as of February 15, 1999 among the Company, the Guarantor and the Trustee (the "Indenture"); and

        WHEREAS the Company and the Guarantor have entered into a Registration Rights Agreement, dated February 10, 1999 (the "Registration Rights Agreement"), pursuant to which they have agreed to take certain actions with respect to the Securities and have agreed to pay certain amounts ("Liquidated Damages") in the event they fail to take the required actions; and

        WHEREAS the Guarantor, as an indirect wholly-owned subsidiary of the Company, will derive substantial and direct benefits (which benefits are hereby acknowledged by the Guarantor) from the issuance and sale of the Securities.

        NOW THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration given by the Holders and the Company to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows (capitalized terms used but not defined herein shall be as defined in the Indenture):

      Section 1. Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees (as a guarantor and not as a surety) to the Trustee for the benefit of the Holders of the Securities the due and punctual payment of the principal of, premium, if any, and interest on the Securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms of the Indenture, including any additional amounts payable in respect of taxes or similar charges withheld or deducted and Liquidated Damages under the Registration Rights Agreement; (the obligations set forth in this Section 1 being herein called the "Guaranteed Obligations").

       Section 2. Absolute Liability. The Guarantor hereby guarantees that the Guaranteed Obligations will be paid to the Holders strictly in accordance with the terms and conditions hereof, and that the liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:






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               (a) the validity or enforceability of the Securities or the
        Indenture;

               (b) any contest by the Company or any other person as to the amount of the Guaranteed Obligations or the validity or enforceability of the Securities or the Indenture;

               (c) any defense, counter-claim or right of set-off available to the Company;

               (d) any extension of the time or times for payment of the Guaranteed Obligations or any other indulgences which the Holders may grant to the Company or any amendment to or alteration of the Indenture or the Securities;

               (e) the commencement by or against the Company or the Guarantor or any other Person of any proceedings under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extension or other similar laws; and

               (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Guarantor, the Company or any other person in respect of the Guaranteed Obligations or the Guarantor in respect of the Guarantee.

       Section 3. Remedies. The guarantee set forth in Section 1 constitutes a present and continuing guarantee of payment and performance and not of collection. The Guarantor agrees that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Guaranteed Obligations from time to time. The Guarantor agrees that neither the Trustee nor the Holders shall be bound to exhaust their recourse against the Company or any other person or to make demand upon the Company or to realize on any security they may hold in respect of the Guaranteed Obligations before being entitled to payment or performance hereunder. The Guarantor hereby waives the right to require the Trustee or the Holders to join the Company in any action brought hereunder or to commence any action against or obtain any judgment against the Company or to pursue any other remedy or enforce any other right. The Guarantor further agrees that nothing contained herein or otherwise shall prevent the Trustee or the Holders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under the Indenture, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of the Guarantor's obligations hereunder.

       Section 4. Payment on Demand. The Guarantor shall make payment of the amount of the Guaranteed Obligations and all other amounts payable by it to the Holders hereunder forthwith after demand therefor is made in writing to it and such demand shall be deemed to have been effectively made when either an envelope containing such demand, addressed to it c/o AT&T Capital Corporation, 2 Gatehall Road, Parsippany, New Jersey 07054 for the attention of the Treasurer, is personally delivered to such address or a facsimile transmission containing such demand is sent to the Guarantor, for the attention of the Treasurer, at the following fax number: (973) 355-7021.

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       Section 5. Subrogation. Upon receipt by the Holders of any payment or payments on account of liability under this Guarantee, the Guarantor shall not be entitled to claim repayment against the Company until the claims of the Holders against the Company in respect of the Guaranteed Obligations have been repaid in full; and in the case of the liquidation, winding-up or bankruptcy of the Company (whether voluntary or compulsory) or in the event that the Company shall make a bulk sale of any of the Company's assets within the provisions of any bulk sales legislation or makes an assignment for the benefit of creditors or the assets of the Company are distributed to creditors for any other reason, the Holders shall have the right to rank in priority to the Guarantor for their full claims in respect of the Guaranteed Obligations and receive all distributions and other payments in respect thereof until their claims in respect of the Guaranteed Obligations have been paid in full, and the Guarantor shall continue to be liable, less any payments made by or on behalf of the Guarantor, for any balance which may be owing to the Holders by the Company. If any amount shall be paid to the Guarantor on account of any subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders.

      Section 6. Subordination. All obligations, liabilities and indebtedness of the Company to the Guarantor of any nature whatsoever (the "Corporate Indebtedness") shall be subordinated to the payment in full of all obligations owing by the Company to the Holders, and any payments received by the Guarantor on account of such Corporate Indebtedness at a time when any Default or Event of Default exists shall be collected and received by the Guarantor in trust and paid over to the Holders without impairing or releasing any obligations of the Guarantor hereunder. The Guarantor shall not assign the Corporate Indebtedness nor any part thereof to any person other than to a subsidiary of the Company which has provided a guarantee to the Trustee for the benefit of the Holders in respect of the Guaranteed Obligations in the form and substance of this Guarantee, without the prior written consent of the Holders.

       Section 7. Suspension of Guarantor Rights. The Guarantor agrees that so long as any obligations remain outstanding hereunder, whether present or future, direct or indirect, absolute or contingent, matured or not, the Guarantor shall not exercise any rights which the Guarantor may at any time have by reason of the performance of any of its obligations hereunder:

               (a)    to be indemnified by the Company

               (b) to claim contribution from any other guarantor of the debts, liabilities or obligations of the Company; or

               (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Holders under the Indenture.

       Section 8. Waivers. The Guarantor hereby waives, to the extent permitted by applicable law, any and all defenses available to guarantors, sureties and other secondary parties at law or in equity, including without limitation, (i) notice of acceptance of this Guarantee by the Holders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which the Guarantor may

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have against the Company or which the Guarantor or the Company may have against the Holders, (iii) presentment for payment, demand for payment, notice of nonpayment or dishonor, notice of default or event of default under the Indenture, protest and notice of protest, diligence or promptness in collection or enforcement and any and all formalities which otherwise might be legally required to charge the Guarantor with liability, except for demands or notices expressly provided for herein, (iv) any failure by the Holders or the Trustee to inform the Guarantor of any facts the Holders or the Trustee may now or hereafter know about the Company, the Securities or the transactions contemplated by the Indenture, it being understood and agreed that the Holders or the Trustee have no duty to so inform the Guarantor and that the Guarantor is fully responsible for being and remaining informed by the Company of all circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Guaranteed Obligations and (v) any and all right to cause a marshaling of assets of the Company or any other action by any court or governmental body with respect thereto.

       Section 9. Amendment. (a) With the written consent of the Holders of a majority in principal amount of the outstanding Securities, the Guarantor and the Trustee may add any provisions or change or eliminate any provisions of this Guarantee or modify, in each case, in any manner, the rights of the Holders of the Securities under this Guarantee. The Holders of a majority in principal amount of the outstanding Securities, by notice to the Trustee, may waive compliance by the Guarantor with any provision of this Guarantee; but no such waiver shall extend to or affect such provision except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Guarantor in respect to any such provision shall remain in full force and effect; provided, however, without the consent of each Holder affected, an amendment or waiver may not (i) reduce the amount of Securities whose Holders must consent to an amendment or waiver or (ii) make any changes in Section 1;

       (b) Notwithstanding the provisions of Section 9(a), the Guarantor and the Trustee may amend this Guarantee to cure any ambiguity, defect or inconsistency herein or to make any other change, provided, however no such action shall adversely affect the rights of any Holder; and

       (c) The Trustee need not enter into any such amendment that adversely affects its rights, duties or immunities hereunder or otherwise and shall be entitled to receive as a condition to entering into any such amendment an Opinion of Counsel and Officers' Certificate complying with Sections 10.04 and
10.05 of the Indenture.

      Section 10. Continuing Guarantee. The guarantee herein shall be a continuing guarantee and shall extend to all present and future Guaranteed Obligations and shall be binding as a continuing obligation of the Guarantor until the earlier of (i) the date the Guarantor is released from any further obligation hereunder in accordance with Article 8 of the Indenture; and (ii) the date on which the Company or the Guarantor shall have performed and satisfied in full the Guaranteed Obligations. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be refunded by the Holders upon the insolvency, bankruptcy or reorganization of the Company or otherwise, regardless of whether the Holders contested the order requiring the return of such payment, all as though such payment had not been made.

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      Section 11. Successors of the Guarantor. Any change or changes in the name of the Guarantor or reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of the Guarantor or its business or any change in the ownership of any shares of the capital stock of the Guarantor shall not affect or in any way limit or lessen the liability of the Guarantor hereunder.

      Section 12. No Recourse. Any right of subrogation acquired by the Guarantor by reason of payment under or pursuant to this Guarantee shall not be exercised until the Guaranteed Obligations and other amounts due to the Holders hereunder have been paid or repaid in full and shall be no greater than the right held by the Holders, and the Guarantor shall have no recourse against the Holders for any irregularity or defect in the manner or procedure by which the Holders make demand or pursue any rights or remedies they may have.

      Section 13. Representations and Warranties. The Guarantor represents and warrants that:

               (a) Organization and Qualification. It is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

               (b) Corporate Power. It has full corporate right, power and authority to own its property and assets and to carry on its business as now conducted and as contemplated to be conducted and to enter into and perform this Guarantee.

               (c) Conflict with Other Instruments. Neither the execution and delivery of this Guarantee nor the consummation of the transactions herein contemplated nor compliance with the terms, conditions and provisions hereof (i) conflicts with or results in a breach of any of the terms, conditions or provisions of (A) its charter documents or by-laws; (B) any law, rule or regulation having the force of law; (C) any material contractual restriction binding on or affecting it or its properties; or (D) any writ, judgment, injunction, determination or award which is binding on it; or (ii) results in, or requires the creation or imposition of any lien upon or security interest in or with respect to the properties now owned or hereafter acquired by it under any contractual provision binding on or affecting it.

               (d) Authorization, Governmental Approvals etc. The execution and delivery of this Guarantee and the consummation by it of the transactions herein contemplated have been duly authorized by all necessary corporate action and no authorization, consent, approval, license or exemption under any applicable law, rule or regulation having the force of law, and no registration, qualification, designation, declaration, recording, or filing with any official body, is or was necessary therefor or to perfect the same or to preserve the benefit thereof to the Holders, except such as are in full force and effect, unamended, at the date hereof.

               (e) Execution and Binding Obligation. This Guarantee has been duly executed and delivered by it, and constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to the effect of any applicable

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        bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (f) Actions. There is no pending or, to its knowledge threatened action or proceeding affecting it before any court, governmental agency or arbitrator, which may materially adversely affect its financial condition or operations or impair the ability of the Guarantor to perform its obligations under this Guarantee. The Guarantor is not in default with respect to any order of any court, governmental authority or arbitrator, the effect of which would have a material adverse effect on the Guarantor and its subsidiaries on a consolidated basis.

               (g) Shares. The Company is the registered and beneficial holder of 100% of the issued and outstanding shares of the capital stock of Newcourt Credit Group USA Inc.; Newcourt Credit Group USA Inc. is the registered and beneficial holder of 100% of the issued and outstanding shares of the capital stock of the Guarantor.

      Section 14. Payment of Taxes and Other Taxes. (a) Any and all payments by the Guarantor hereunder shall be made and shall be free and clear of and without set-off or counterclaim and without deduction for or on account of, or withholding for any and all present or future income or other taxes, levies, imposts, dues, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatever now or hereafter imposed, levied, collected or withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein), and all liabilities with respect thereto (all such taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities being hereinafter referred to as "Taxes') unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any amount payable hereunder, subject as provided in the next following sentence, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deduction or withholding applicable to additional amounts paid under this Section), the Holders receive an amount equal to the sum they would have received if no deduction or withholding had been made, (ii) the Guarantor shall make such deductions or withholdings, and (iii) the Guarantor shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law.

       (b) The Guarantor shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being hereinafter referred to as "Other Taxes') which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guarantee.

       (c) The Guarantor shall indemnify the Holders for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Holders and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made

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within 30 days from the date the Holders make written demand therefor. A certificate as to the amount of such Taxes or Other Taxes submitted to the Guarantor by the Holders and evidence of payment thereof shall, in the absence of manifest error, be prima facie evidence of the amount due by the Guarantor to the Holders.

      Section 15. Governing Law. (a) This Guarantee shall be governed by and construed in accordance with the laws of the State of New York applicable therein and shall be treated in all respects as a New York contract.

       (b) Subject to Section 15(d), the Guarantor hereby consents in respect of any legal action or proceedings arising out of or in connection with this Guarantee for the payment and performance hereof to the giving of any relief or the issue of any process in connection with such action or proceedings, including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceedings.

       (c) To the extent that the Guarantor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether service of notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives, to the fullest extent permitted by law, such immunity in respect of its obligations under this Guarantee and any security for the payment and performance hereof

       (d) Nothing in this Section shall constitute a waiver by the Guarantor of any right to (i) appeal any order or judgment referred to herein; (ii) seek any stay or reconsideration or review of any such order or judgment, or (iii) seek any stay of execution or levy pending any appeal from, or suit, action or proceeding for reconsideration or review of, any such order or judgment.

       (e) The Guarantor agrees that the Trustee or the Holders shall have the right to proceed against the Guarantor or its property in a court in any location to enable such person to (i) obtain personal jurisdiction over the Guarantor, or (ii) to enforce a judgment or other court order entered in favor of such person. The Guarantor agrees that it will not assert any permissive counterclaims in any proceeding brought by such person to enforce a judgment or other court order in favor of such person. The Guarantor waives any objection that it may have to the location of the court in which such person has commenced a proceeding described in this subsection.

      Section 16. Headings, etc. The division of this Guarantee into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation hereof.

      Section 17. Severability. Any provision of this Guarantee which is invalid or not enforceable shall not affect any other provision and shall be deemed to be severable.

      Section 18. Successors and Assigns. This Guarantee shall extend to and inure to the benefit of the Trustee and the Holders and their respective successors and assigns. This Guarantee is assignable by the Holders to the extent and in the same proportion that any

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underlying interest in the Securities and the Indenture has been assigned and is assignable by the Trustee to any successor Trustee under the Indenture.

                            [Signature Page Follows]

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        IN WITNESS WHEREOF, the Guarantor has duly executed this Guarantee as of the day and year first above written.

                                        AT&T CAPITAL CORPORATION

                                        By: /s/ Glenn A. Votek
                                           --------------------------------
                                           Name: Glenn A. Votek
                                           Title: Executive Vice President
                                                     and Treasurer


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